SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2003

DIAMETRICS MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-21982	41-1663185
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2658 Patton Road, Roseville, Minnesota 55113
(Address of principal executive offices)

Registrant’s telephone number, including area code: (651) 639-8035

Not Applicable
(Former name or former address, if changed since last report)

Page 1 of 5 Pages

Exhibit Index Appears on Page 5

Item 5.	Other Events.

Diametrics Medical, Inc. announced that it has completed the sale of substantially all of the assets of its intermittent testing business to International Technidyne Corporation (ITC), a wholly owned subsidiary of Thoratec Corporation.

Proceeds from the sale, which was completed on September 29, 2003, included approximately $5.2 million in cash and assumption of $550,000 of related trade payables by ITC. Of the $5.2 million cash, $758,000 has been placed in escrow by ITC to fund indemnification obligations, if any, that may arise.

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Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

Exhibit No.	Description

99.1	Diametrics Medical, Inc.’s press release, dated September 30, 2003, announcing that it has completed the sale of substantially all of the assets of its intermittent testing business to
International Technidyne Corporation, a wholly owned subsidiary of Thoratec Corporation.

Page 3 of 5 Pages

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2003

DIAMETRICS MEDICAL, INC.

By:	/S/ W. Glen Winchell
W. Glen Winchell Chief Financial Officer

Page 4 of 5 Pages

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Diametrics Medical, Inc.’s press release, dated September 30, 2003, announcing that it has completed the sale of substantially all of the assets of its intermittent testing business to International Technidyne Corporation, a wholly owned subsidiary of Thoratec Corporation.

Page 5 of 5 Pages